EXHIBIT 10.3

SAVE THE WORLD AIR, INC.
STOCK OPTION GRANT

1.   Grant of Option.  Save The World Air, Inc., a Nevada corporation (the “Company”), hereby grants to the Grantee (the “Grantee”) named in the Notice of  Stock Option Grant (the “Notice”), to which this Option Agreement is attached, an option (the “Option”) to purchase the Total Number of Shares (the “Shares”) of Common Stock of the Company subject to the Option set forth in the Notice, at the Exercise Price (the “Exercise Price”) per Share set forth in the Notice subject to the terms and provisions of the Notice, this Stock Option Grant (the “Option Agreement”), the Exercise Notice attached hereto as Exhibit A, and the Employment Agreement, as defined in the Notice, all of which are incorporated herein by reference.

2.   Exercise of Option.

(a)   Right to Exercise.  The Option shall be exercisable during its Exercise Term in accordance with the Vesting Schedule set forth in the Notice and in accordance with the provisions set forth in the Notice, this Option Agreement and the Exercise Notice.

(b)   Method of Exercise.  The Option shall be exercisable by delivery of the Exercise Notice (the form of which is attached as Exhibit A).  The Exercise Notice shall be delivered in person, by certified mail, or other method (including electronic transmission) to the Company accompanied by payment of the Exercise Price.  The Option shall be deemed to be exercised upon receipt by the Company of such notice accompanied by the Exercise Price.

(c)   Taxes.  No Shares will be delivered to the Grantee or other person pursuant to the exercise of the Option until the Grantee or other person has made arrangements acceptable to the Company for the satisfaction of applicable income tax and employment tax withholding obligations, including, without limitation, such other tax obligations of the Grantee incident to the receipt of the Shares.  Upon exercise of the Option, the Company may offset or withhold (from any amount owed by the Company) or collect from Grantee or other person an amount sufficient to satisfy such tax obligations and/or the Company’s withholding obligations.

3.   Method of Payment.  Payment of the Exercise Price shall be made by certified check or wire transfer in favor of the Company.

4.   Transferability of Option.  The Option may not be transferred in any manner, except any vested Option may be transferred by will or by the laws of descent and distribution.  During the lifetime of the Grantee, any vested Option may be exercised only by the Grantee.  The terms of any vested Option shall be binding upon the executors, administrators, heirs and successors of the Grantee.

5.   Tax Consequences.  Grantee agrees and acknowledges that neither the Company nor its counsel or advisors has provided or will provide Grantee with any tax advice or consequences related to the Option or the exercise thereof or the sale or other disposition of the Shares underlying the Option.

6.   Restrictive Legends.  The Grantee understands and agrees that the Option and Shares underlying the Option have not and will not be registered under federal securities or state securities laws and the Option and Shares constitute “restricted securities” under federal securities laws.  Upon any exercise, the Shares must be held indefinitely unless they are registered with the Securities and Exchange Commission or an exemption from registration is available.  The Company is under no obligation to register the Option or the Shares.

7.   Entire Agreement; Governing Law.  The Notice, this Option Agreement, the Employment Agreement and the Exercise Notice, attached hereto as Exhibit A, constitute the entire agreements of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and the Grantee with respect to the subject matter hereof, and may not be modified adversely to the Grantee’s interest except by means of a writing signed by the Company and the Grantee.  The Notice, this Option Agreement and Exercise Notice are to be construed in accordance with and governed by the internal laws of the State of California without giving effect to any choice of law rule that would cause the application of the laws of any jurisdiction other than the internal laws of the State of California to the rights and duties of the parties.  Should any provision of the Notice, this Option Agreement or Exercise Notice be determined by a court of law to be illegal or unenforceable, such provision shall be enforced to the fullest extent allowed by law and the other provisions shall nevertheless remain effective and shall remain enforceable.

8.   Headings.  The captions used in the Notice, this Option Agreement and Exercise Notice are inserted for convenience and shall not be deemed a part of the Option for construction or interpretation.

9.   Notices.  Any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given upon personal delivery or upon deposit in the United States mail by certified mail or upon deposit for delivery by a recognized express mail courier service, with postage and fees prepaid, addressed to the other party at its address as shown beneath its signature in the Notice, or to such other address as such party may designate in writing from time to time to the other party.

EXHIBIT A

SAVE THE WORLD AIR, INC.
EXERCISE NOTICE

To:          Save The World Air, Inc.
735 State Street, Suite 500
Santa Barbara, CA  93101
Attn:  Secretary

1.   Exercise of Option.  Effective as of today, _______________, ____, the undersigned (the “Grantee”) hereby elects to exercise the Grantee’s option to purchase ______________ shares of the Common Stock (the “Shares”) of Save The World Air, Inc. (the “Company”) under and pursuant to the Stock Option Grant (the “Option Agreement”) and Notice of Stock Option Grant (the “Notice”) dated _______________, ____.  Unless otherwise defined herein, the terms defined in the Notice shall have the same defined meanings in this Exercise Notice.

2.   Representations of the Grantee.  The Grantee acknowledges that the Grantee has received, read and understood the Notice and the Option Agreement and agrees to abide by and be bound by their terms and conditions.

3.   Rights as Stockholder.  Until the stock certificate evidencing such Shares is issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the Shares, notwithstanding the exercise of the Option.  The Company shall issue (or cause to be issued) such stock certificate promptly after the Option is exercised.  No adjustment will be made for a dividend or other right for which the record date is prior to the date the stock certificate is issued.

4.   Delivery of Payment.  The Grantee herewith delivers to the Company the full Exercise Price for the Shares via certified check or wire transfer of immediately available funds.

5.   Tax Consultation.  The Grantee understands that the Grantee may suffer adverse tax consequences as a result of the Option or Grantee’s purchase or disposition of the Shares underlying the Option.  The Grantee represents that the Grantee has consulted with any tax consultants the Grantee deems advisable in connection with the Option and purchase or disposition of the Shares underlying the Option and that the Grantee is not relying on the Company or its counsel for any tax advice.

6.   Taxes.  The Grantee agrees to satisfy all applicable foreign, federal, state and local income and employment tax withholding obligations and herewith delivers to the Company the full amount of such obligations or has made arrangements acceptable to the Company to satisfy such obligations.

7.   Successors and Assigns.  The Company may assign any of its rights under this Exercise Notice to single or multiple assignees, and this agreement shall insure to the benefit of the successors and assigns of the Company.  This Exercise Notice shall be binding upon the Grantee and his or her heirs, executors, administrators, successors and assigns.

8.   Headings.  The captions used in this Exercise Notice are inserted for convenience and shall not be deemed a part of this agreement for construction or interpretation.

9.   Governing Law; Severability.  This Exercise Notice is to be construed in accordance with and governed by the internal laws of the State of California without giving effect to any choice of law rule that would cause the application of the laws of any jurisdiction other than the internal laws of the State of California to the rights and duties of the parties.  Should any provision of this Exercise Notice be determined by a court of law to be illegal or unenforceable, such provision shall be enforced to the fullest extent allowed by law and the other provisions shall nevertheless remain effective and shall remain enforceable.

10.   Notices.  Any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given upon personal delivery or upon deposit in the United States mail by certified mail or upon deposit for delivery by a recognized express mail courier service, with postage and fees prepaid, addressed to the other party at its address as shown below beneath its signature, or to such other address as such party may designate in writing from time to time to the other party.

11.   Further Instruments.  The parties agree to execute such further instruments and to take such further action as may be reasonably necessary to carry out the purposes and intent of this agreement.

12.   Entire Agreement.  The Notice and the Option Agreement are incorporated herein by reference and together with this Exercise Notice constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and the Grantee with respect to the subject matter hereof, and may not be modified adversely to the Grantee’s interest except by means of a writing signed by the Company and the Grantee.

Submitted by:	Accepted by:

GRANTEE:	SAVE THE WORLD AIR, INC.

By:_________________________
Cecil Bond Kyte	Title:________________________

Address:	Address:

735 State Street, Suite 500 Santa Barbara, CA 93101	735 State Street, Suite 500 Santa Barbara, CA 93101